UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2024 (June 13, 2024)

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-41503	23-2507402
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

720 Pennsylvania Drive

Exton, Pennsylvania 19341

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (610)-646-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ISSC	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2024, the Board of Directors (the “Board”) of Innovative Solutions and Support, Inc. (the “Company”) approved a special award of 31,746 restricted stock units (the “RSUs”) to the Chief Financial Officer of the Company, Jeffrey DiGiovanni, subject to the terms and conditions of the Restricted Stock Unit Award Agreement by and between the Company and Mr. DiGiovanni (the “RSU Agreement”). The RSUs will vest with respect to 8.33% of the award on September 30, 2024, with an additional 8.33% of the award vesting at the conclusion of each calendar quarter thereafter, such that the award will be fully vested on September 30, 2027. Vesting of the RSUs is subject to Mr. DiGiovanni remaining employed with the Company on each vesting date.

On June 20, 2024, the Company entered into a Change in Control Agreement with Mr. DiGiovanni (the “Change in Control Agreement”). Pursuant to the Change in Control Agreement, in the event Mr. DiGiovanni is terminated (i) by the Company without Cause, or (ii) by Mr. DiGiovanni for Good Reason during the period beginning six (6) months prior to and ending two (2) years following a Change in Control of the Company (the terms “Cause,” “Change in Control” and “Good Reason” are defined in the Change in Control Agreements), Mr. DiGiovanni will be entitled to receive an amount equal to two (2) times the sum of (A) his base salary in effect immediately prior to the Change in Control, and (B) the maximum annual cash bonus and/or other incentive compensation opportunity available to Mr. DiGiovanni (as determined by the Board in its sole discretion). The Change in Control benefit will be paid in one lump sum on the 60th day following termination of employment, provided that the executive has executed and delivered a release of claims and the statutory period during which he or she may revoke that release has expired on or before that 60th day. Upon such termination, (x) all unvested equity awards held by Mr. DiGiovanni will immediately become vested and exercisable, (y) any options held by Mr. DiGiovanni at the time of such termination will continue to be exercisable until the earlier of two (2) years following the date of such termination and the option’s original expiration date, and (z) the Company will provide Mr. DiGiovanni with health (medical, dental and vision) and disability coverage substantially comparable to the coverage Mr. DiGiovanni was receiving from the Company immediately prior to the Change in Control for a period of eighteen (18) months following such termination.

The foregoing descriptions of the RSU Agreement and the Change in Control Agreement are summaries and are qualified in their entirety by reference to the RSU Agreement and Change in Control Agreement, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated into this Item 5.02 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

The exhibits that are filed or furnished with this report are listed in the Exhibit Index that immediately follows the signatures hereto, which list is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE SOLUTIONS AND SUPPORT, INC.

Dated: June 20, 2024	By:	/s/ Jeffrey DiGiovanni
Jeffrey DiGiovanni Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Restricted Stock Unit Award Agreement, dated June 19, 2024, by and between Jeffrey DiGiovanni and Innovative Solutions and Support, Inc.
10.2	Change in Control Agreement, June 20, 2024, by and between Jeffrey DiGiovanni and Innovative Solutions and Support, Inc.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.